                                                                    EXHIBIT 3(i)

                              [ART APPEARS HERE]








MR. G.C.A. SMEETS                                         MR. J.W.M. THESSELING


                                  NOTARISSEN

                                    CURACAO

                             NEDERLANDSE ANTILLEN








                     SMEETS THESSELING VAN BOKHORST SPIGT



CURACAO                            NEW YORK                          BRUSSELS



                                  APPENDIX A

THE UNDERSIGNED:

   ANDREAS MARIA PETRUS ESHUIS, a deputy Civil Law Notary, residing in Curacao, acting for Gerard Christoffel Antonius Smeets, a Civil Law Notary, residing in Curacao, Netherlands Antilles;

   herewith certifies:

   that the limited liability company SCHLUMBERGER N.V., established on Curacao,
                                      ------------------
was legally incorporated on November 6, 1956 by deed passed before Antonius Adrianus Gerard Smeets, at that time a civil-law notary in Curacao, the original of which deed is in the custody of Notary Gerard Christoffel Antonius Smeets, aforementioned, on a draft of which deed the declaration of no-objection was granted by National Ordinance dated November 2, 1956, Number 1;

   that the articles of incorporation have been amended several times;

   that by deed passed before Antonius Adrianus Gerard Smeets on September 19, 1972 the original of which is in the custody of Notary Gerard Christoffel Antonius Smeets, aforementioned, the articles of incorporation have in their entirety been amended and laid down anew, on a draft of which deed the declaration of no-objection was granted by Ministerial Decree of September 19, 1972 under number 8293/JAZ;


   that the articles of incorporation have again been amended:


a) by deed passed before Notary Gerard Christoffel Antonius Smeets, aforementioned, on May 7 1975, on a draft of which deed the declaration of no-objection was granted by Ministerial Decree of May 6, 1975, under number 3961/JAZ;

b) by deed passed before Notary Gerard Christoffel Antonius Smeets, aforementioned, on May 5, 1976 on a draft of which deed the declaration of no-objection was granted by Ministerial Decree of May 5, 1976, under number 4055/JAZ;

c) by deed passed before Notary Gerard Christoffel Antonius Smeets, aforementioned, on May 10, 1977 on a draft of which deed the declaration of no-objection was granted by Ministerial Decree of May 10, 1977, under number 4902/JAZ;

d) by deed passed before Notary Gerard Christoffel Antonius Smeets, aforementioned, on June 22, 1979 on a draft of which deed the declaration of no-objection was granted by Ministerial Decree of June 21, 1979, under number 3057/N.V.;

e) by deed passed before Notary Gerard Christoffel Antonius Smeets, aforementioned on May 12, 1981 on a draft of which deed the declaration of no-objection was granted by Ministerial Decree of May 11, 1981, under number 2064/N.V.;



                                  APPENDIX A

f) by deed passed before Notary Gerard Christoffel Antonius Smeets, aforementioned, on August 15, 1983 on a draft of which deed the declaration of no-objection was granted by Ministerial Decree of August 12, 1983 under number 2385/N.V.;

g) by deed passed before a substitute of Notary Gerard Christoffel Antonius Smeets, aforementioned, on September 19, 1983 on a draft of which deed the declaration of no-objection was granted by Ministerial Decree of September 16, 1983, under number 2706/N.V.;

h) by deed passed before Notary Gerard Christoffel Antonius Smeets, aforementioned, on May 6, 1986 on a draft of which deed the declaration of no-objection was granted by Ministerial Decree of May 6, 1986, under number 1137/N.V.;

i) by deed passed before Notary Gerard Christoffel Antonius Smeets, aforementioned, on May 22, 1987 on a draft of which deed the declaration of no-objection was granted by Ministerial Decree of May 21, 1987, under number 1066/N.V.;

j) by deed passed before the Undersigned, on April 29, 1997 on a draft of which deed the declaration of no-objection was granted by Ministerial Decree of April 29, 1997, under number 904/N.V.;

    that the limited liability company: SCHLUMBERGER N.V. is legally existing in
                                        -----------------
good standing under the laws of the Netherlands Antilles with articles reading as per the attached documents.

   IN WITNESS WHEREOF, I have set my hand hereunto, after having affixed the official seal of office.


                                                /s/ Andreas Maria Petrus Eshuis
[Notary Seal Appears here]                      -------------------------------
                                                    Andreas Maria Petrus Eshuis


                             Curacao, May 5, 1997.


                                  APPENDIX A

                       ARTICLES OF INCORPORATION OF THE
                           LIMITED LIABILITY COMPANY
                               SCHLUMBERGER N.V.
                               NAME AND DOMICILE
                                   Article I

   1.  The Company shall bear the name SCHLUMBERGER N.V.
                                       -----------------
   2. In transactions in foreign countries, the name SCHLUMBERGER LIMITED may be used.
   3.  The Company is established in Curacao.

   4. The Company may change its place of domicile in accordance with the Netherlands Antilles Ordinance on Transfer of Domicile to Third Countries pursuant to a resolution of the Board of Directors.

                                    OBJECTS
                                  Article II
   1.  The objects of the Company are:
a. to acquire, own, hold, manage and dispose of properties of whatever nature, wherever situated, movable and immovable, corporeal and incorporeal, including (but without limitation thereof) securities;
b. to obtain income from the disposition or grant of rights to use copyrights, patents, designs, secret processes and formulae, trademarks and other analogous property, from royalties (including rentals) for the use of industrial, commercial or scientific equipment, and from compensation or other consideration received for technical assistance or services; and
c. to establish, participate in and manage limited liability and other companies or other undertakings of every kind or nature whatsoever, and to engage in industry and trade.
   2. In furtherance of its objects the Company is empowered, in general, to take any and all action of a financial, economic, industrial or other nature, of any kind whatsoever, which is in any way useful or necessary in the attainment of such objects or is in any way connected therewith, such powers including, without limitation, the following powers:
a. to guarantee the payment of principal, premium, interest or dividends with respect to bonds, debentures, bills of exchange, notes and other evidences of indebtedness, stocks and other securities, and to guarantee the performance of any contract or obligation, entered into by any corporation, partnership, association, trust or any other entity or juristic or natural person whether established or domiciled within or outside the Netherlands Antilles;
b. to borrow moneys upon the issuance of its bonds, debentures, notes or other obligations and to give security therefor; and
c. to place in trust all or any of its properties, including securities.
                                   DURATION
                                  Article III
   The Company shall have perpetual existence.
                              CAPITAL AND SHARES
                                  Article IV



                                  APPENDIX A

                                      -2-
   1. The authorized capital of the Company shall be TWELVE MILLION UNITED STATES DOLLARS (U.S.$12,000,000), divided into (a) one billion (1,000,000,000) shares of Common Stock of the par value of One United States Cent (U.S.$0.0l) per share and (b) two hundred million (200,000,000) shares of cumulative Preferred Stock of the par value of One United States Cent (U.S.$0.01) per share, which may be issued in different series.

   2. Shares of Common Stock representing more than twenty percent (20%) of the authorized capital of the Company have been duly issued and fully paid.

   3. The remaining unissued shares of Common Stock shall be issued at such times, under such conditions, and for such consideration, not less than the par value thereof, as may be determined by the Board of Directors.

   4. Subject to the provisions of this Article, shares of cumulative Preferred Stock may be issued from time to time in one or more series on such terms and conditions as may be determined by the affirmative vote of three-fourths of the members of the Board of Directors, after considering the interests of the holders of shares of Common Stock of the Company, for consideration not less than the par value thereof and not less than fair value taking into account the terms and conditions for the issuance thereof and the relative voting, dividend and liquidation rights of such cumulative Preferred Stock.
Prior to the issuance of any series of Preferred Stock the Board of Directors shall specify:
(a) the distinctive designation of such series and the number of shares to constitute such series;
(b) the annual dividend rate with respect to shares of such series, which shall be based on the consideration paid on issuance of such shares and which may be a fixed rate or a rate that fluctuates on dividend adjustment dates set under a formula or procedure determined by the Board of Directors prior to issuance, subject, in all cases, to the following limitations:
   (1) the annual dividend rate shall not exceed the greater of (A) twenty percent (20%) or (B) one hundred and twenty percent (120%) of the Standard & Poor's Weekly Preferred Stock Yield Index or, in the event the Standard & Poor's Weekly Preferred Stock Yield Index is no longer published, any substantially equivalent preferred stock index, most recently published before the date of issuance or the relevant dividend adjustment date; and
   (2) the annual dividend rate shall not be less than the smaller of (A) six percent (6%) or (B) eighty percent (80%) of the Standard & Poor's Weekly Preferred Stock Yield Index or, in the event the Standard & Poor's Weekly Preferred Stock Yield Index is no longer published, any substantially equivalent preferred stock index, most recently published before the date of issuance or


                                  APPENDIX A
         the relevant dividend adjustment date;
(c) whether such dividends shall be payable annually or in installments;
(d) the rights, if any, of the holders of shares of such series to convert shares of such series for shares of any other series of Preferred Stock or for shares of Common Stock, provided that shares of any series shall not be convertible into shares of any series senior thereto;
(e) the rights, if any, of the Company to redeem shares of such series (in which case the directors shall specify the date on or after which the shares of such series may be called for redemption by the Company and the consideration to be paid therefor, or the manner by which such consideration shall be calculated) and the rights, if any, of holders of such shares to require the Company to purchase such shares, and the provisions, if any, of any sinking fund or other arrangement to be used in connection with such redemption or purchase; and
(f) any other terms and conditions of such series which are not inconsistent with this Deed of Incorporation or Netherlands Antilles law.
Certificates for shares of Preferred Stock shall be issued bearing a legend describing the terms and conditions thereof specified by the Board of Directors.
   5. Preferred Stock of all series shall rank prior to the Common Stock with respect to dividends and liquidation preferences. Any series of Preferred Stock may be ranked by the Board of Directors as to dividend and liquidation preferences, provided that no series issued after any other series shall rank prior to such other series as to such preferences. Any such series may be ranked equally with any one or more other series as the Board of Directors may determine.
   6. Upon liquidation of the Company, the holders of shares of any series of Preferred Stock shall be entitled to receive, before any distribution is made to the holders of any other series of Preferred Stock ranking junior to such series as to liquidation preference, and before any distribution to the holders of Common Stock, the amount of the liquidation preference of such shares which shall not exceed the sum of:
(1) the amount paid for such Preferred Shares on issuance, plus
(2) all accumulated and unpaid dividends on such Preferred Shares to the date fixed for distribution.
                                   Article V
   No holder of shares of the Company shall have as such shareholder any preferential or preemptive right to purchase or subscribe for any shares of stock or any options, warrants or rights to purchase stock or any securities convertible into or exchangeable for stock which the Company may issue or, except those rights of conversion, if any, of Preferred Stock specified in or determined in accordance with Article IV.
                                  Article VI
 1. The Company may for its own account and for valuable consideration from time to time acquire fully paid shares of stock,



                                  APPENDIX A
        provided that at least one-fifth part of its authorized capital remains outstanding with others than the Company itself.

          2. The Company shall not acquire any voting rights by reason of ownership of shares of its stock, and, in connection with any general meeting of shareholders, shares owned by the Company shall not be counted as outstanding, or as present or represented, for the purpose of determining a quorum or for any other purpose.

                                  Article VII
          1. The Board of Directors will maintain or cause to be maintained a register of issued shares.

          2. The shares of stock shall be issued as registered shares, represented by consecutively numbered certificates bearing the corporate seal, or a facsimile thereof, issued in such form as may be determined by the Board of Directors and signed by two persons designated by the Board of Directors. The Board of Directors may provide that such signatures, or either of them, may be effected in facsimile.
          3. The Board of Directors shall determine the conditions under which lost, stolen, mutilated or destroyed certificates shall be replaced, and such determination shall be conclusive.

                                  MANAGEMENT
                                 Article VIII
          1. The management of all the affairs, property and business of the Company shall be vested in a Board of Directors, who shall have and may exercise all powers except such as are exclusively conferred upon the shareholders by law or by the Deed of Incorporation of the Company, as from time to time amended.
          2. With respect to the issuance of shares of stock, the Board of Directors may, and the Management of the Company, pursuant to resolution duly adopted by the Board of Directors may, enter into and conclude agreements without the necessity of any action by the general meeting of shareholders:
        a. imposing special obligations upon the Company in connection with the subscription for shares;
        b. concerning the issue of shares on a basis other than that on which participation in the Company is open to the public; or
        c. providing for the payment for shares by means other than by legal tender of the Netherlands Antilles.
          3. The directors shall be elected at the annual general meeting of shareholders. The number of persons constituting the whole Board of Directors shall be not less than five nor more than twenty-four as fixed and elected by the general meeting of shareholders. The number of persons constituting the whole Board of Directors shall, until changed at any succeeding general meeting of shareholders, be the number so fixed and elected. Directors may be removed at any general meeting of shareholders. At any general meeting of shareholders at which action is taken to increase the number of the whole Board of



                                  APPENDIX A

Directors or to remove a director, or at any subsequent general meeting, the shareholders may fill any vacancy or vacancies created by such action.

   4. Each director shall be elected to serve until the next annual general meeting of shareholders and until his successor shall be elected and qualify, or until his death, resignation or removal.

   5. In the event that one or more of the directors is prevented from or is incapable of acting as a director, the remaining directors (or the remaining director, if there should be only one) may appoint one or more persons to fill the vacancy or vacancies thereby created on the Board of Directors until the next general meeting of shareholders, provided that if at any time the number of directors then in office shall be reduced to less than a majority of the number constituting the whole Board of Directors, the remaining directors or director shall forthwith call a general meeting of shareholders for the purpose of filling the vacancies in the Board of Directors, and provided further that in the event that all of the directors are prevented from or are incapable of acting as directors, the Company shall be temporarily managed by any person or persons previously appointed by the Board of Directors so to act, who shall forthwith call a general meeting of shareholders for the purpose of electing a Board of Directors. If no such general meeting of shareholders shall be called, and if no such person shall have been appointed, any person or persons holding in the aggregate at least five percent of the outstanding shares of stock of the Company may call a general meeting of shareholders for the purpose of electing a Board of Directors.

   6. Directors need not be Netherlands citizens or residents of the Netherlands Antilles or shareholders of the Company. A majority of the whole Board of Directors shall constitute a quorum for the conduct of any business and the action of the majority of the directors present, in person or by proxy as hereinafter provided, at a meeting at which a quorum is so present, shall constitute the action of the Board of Directors. Meetings of the Board of Directors may be held within or without the Netherlands Antilles.
Meetings may be held through conference telephone or other communication equipment allowing all persons participating in the meeting to hear each other or through any other device permitted by then applicable law, and participation in a meeting through any such lawful device or arrangement shall constitute presence at such meeting.
When action by the Board of Directors is required or permitted to be taken, action at a meeting may be dispensed with if all the directors shall consent in writing to such action taken or being taken. Directors may by telegram, cable or other writing appoint a proxy to act at any meeting of the Board of Directors, such proxy to be restricted, however, to the particular meeting specified therein. Such proxy must be another director of the Company, provided, however, that at any meeting of the Board of



                                  APPENDIX A

Directors a director may not act as proxy for more than one director. The Board of Directors may adopt, amend and repeal such By-Laws, rules, regulations and resolutions as it may deem appropriate with respect to notice and the holding of meetings and otherwise with respect to the conduct of its affairs. Such By-Laws, rules, regulations and resolutions must be consistent with this Deed of Incorporation.

                                  Article IX
   1. The Company shall be represented at law and otherwise, and shall be bound with respect to third parties:
a. by those directors authorized by the Board of Directors to represent the Company, who shall have the following titles and occupy the following offices:
   (  i) Chairman;
   ( ii) President; or
b. by persons, who may or may not be directors, authorized by the Board of Directors to represent the Company, who shall have the following titles and occupy the following offices:
   (  i) one or more Vice Presidents;
   ( ii) Controller;
   (iii) Treasurer;
   ( iv) Secretary.
   The Board of Directors may also from time to time authorize other persons, who may or may not be directors, to represent the Company, who shall have such titles and occupy such additional offices as the Board of Directors may determine.
   2. The general meetings of shareholders may grant specific authority to the Chairman, the President or any member of the Board of Directors to represent the Company with respect to any particular matter as specified by such general meeting.
   3. The Board of Directors shall from time to time designate an officer of the Company to be the Chief Executive Officer of the Company and may from time to time designate an officer of the Company to be the Chief Operating Officer of the Company. The persons holding the above-mentioned offices or any other offices which the Board of Directors may from time to time authorize as herein provided shall, respectively, have such power and authority as the Board of Directors may from time to time grant to the holders of the offices held by them. The Chairman, the President, the persons holding the offices specified above or other offices authorized by the Board of Directors as herein provided, and the chairman and members of any committee of the Board of Directors established by the Board of Directors as hereinafter in Section 4 of this
Article IX provided, are herein sometimes collectively referred to as the Management.
   4. The Board of Directors may grant general or specific authority to additional agents or to committees, giving such agents or committees such general or limited powers or duties as it may deem appropriate.


                                  APPENDIX A

   5. The Board of Directors shall adopt and may amend and repeal such By-Laws and other rules, regulations and resolutions, as it may deem appropriate for the conduct of the affairs and the management of the Company, including rules, regulations and resolutions setting forth the specific powers and duties of the holders of the above-mentioned offices and other persons authorized by the Board of Directors to represent the Company. Such By-Laws, rules, regulations and resolutions must be consistent with this Deed of Incorporation.
   6. The directors, the holders of the above-mentioned offices and other persons authorized by the Board of Directors to represent the Company shall receive such compensation as the Board of Directors may from time to time prescribe.
   7. (a) The Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       (b) The Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company for improper conduct unless and only to the extent that the court in which such action or suit was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction shall deem proper.



                                  APPENDIX A

   (c) To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
   (d) Any indemnification under subsections (a) and (b), (unless ordered by a court), shall be made by the Company only as authorized by contract approved, or by by-laws, resolution or other action adopted or taken, by the Board of Directors or by the shareholders.
   (e) Expenses incurred in defending a civil or criminal action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Section.
   (f) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
   (g) The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section.
   (h) For purposes of this Section, reference to the Company shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.



                                  APPENDIX A

                           MEETINGS OF SHAREHOLDERS
                                   Article X
   1. All general meetings of shareholders shall be held in Curacao.

   2. The annual general meeting of shareholders shall be held on a date determined from year to year by the Board of Directors within the period permitted by the laws of the Netherlands Antilles, for the purpose of electing directors, reporting on the course of business during the preceding fiscal year and for any other purposes required by law, and for such additional purposes as may be specified in the notice of such meeting.
   3. If the annual general meeting of shareholders shall not be held on the day above designated, the Board of Directors shall call a special general meeting of shareholders to be held in place thereof, to be held within nine months after the end of the preceding fiscal year, at which the above-mentioned matters shall be dealt with, and any business transacted or elections held at said special meeting shall have the same effect as if transacted or held at the annual general meeting.
   4. Special general meetings of shareholders may be called at any time upon the direction of the Chairman, the President, the Board of Directors, or, in the manner provided in Article 82 of the Code of Commerce of the Netherlands Antilles, by one or more holders of shares representing in the aggregate a majority of the shares of stock then outstanding.
   5. Notice of meetings of shareholders, whether annual general meetings or special general meetings, stating the time and place of the meeting, shall be given to the shareholders not less than twenty (20) or more than fifty (50) days prior to the date of the meeting in question by mailing written notice to each shareholder at the address thereof appearing in the share register.
   6. All notices of general meetings of shareholders shall state the matters to be considered at the meeting.



                                  APPENDIX A

                                  Article XI
   1. Every shareholder has the right to attend any general meeting of shareholders in person or by proxy, and to address the meeting and vote.

   2. For the purpose of determining shareholders entitled to notice of or to vote at any general meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a general meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a general meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a general meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any general meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

   3. Each holder of Common Stock and Preferred Stock shall be entitled to one vote for each share held.
                                  Article XII
   1. Except as otherwise provided herein, no action may be taken at any general meeting of shareholders unless a quorum consisting of the holders of at least one-half of the outstanding shares are present at such meeting in person or by proxy.
   2. If a quorum is not present in person or by proxy at any general meeting of shareholders, a second general meeting shall be called in the same manner as such original meeting of shareholders, to be held within two months, at which second meeting, regardless of the number of shares represented (but subject to the provisions of Articles XV, XVI and XVIII), valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and also in the notice of such second meeting or which by law is required to be brought before the shareholders despite the absence of a quorum.



                                  Appendix A

   3. Subject to the provisions of Articles XV, XVI, and XVIII, a majority of the votes cast shall be necessary to adopt any resolution at any general meeting of shareholders.
   4. The Board of Directors shall from time to time appoint a person to preside at general meetings of shareholders.
   5. At any general meeting of shareholders, a shareholder may vote upon all matters before the meeting, even if the decision to be taken would grant him, in a capacity other than as a shareholder, any right against the Company or would in such other capacity relieve him of any obligation to be Company.
   6. No member of the Board of Directors or of the Management and in general no employee of the Company may act as a proxy at any general meeting of shareholders.
                           DISTRIBUTION OF PROFITS
                                 Article XIII
   1. Dividends on the stock of the Company may be distributed either in cash, property or in shares of capital stock of the Company, out of the profits of the preceding year or years then available for distribution. To the extent that profits of any year which are available for distribution shall not be distributed, they shall be carried forward and, unless extinguished as the result of subsequent operations or otherwise applied by the Board of Directors, shall be available for distribution in any subsequent year or years.
   2. If, as appears from the approved profit and loss statement, a loss has been suffered which cannot be covered by a reserve or which cannot be extinguished through the application of undistributed profits from previous years or otherwise, no distribution of profits shall be effected in subsequent years so long as such loss has not been made good.
   3. The annual general meeting of shareholders shall, after the balance sheet and profit and loss account for the fiscal year have been submitted, determine the dividends for such fiscal year, provided, however, that if dividends are to be distributed, the holders of Preferred Shares shall have preference as to such dividends in accordance with the preferences of such shares as determined at the issuance thereof, and further provided, that the Board of Directors may at any time resolve to distribute one or more interim dividends as an advance payment of the dividend expected to be determined by the shareholders at the annual general meeting.
                                 FISCAL YEAR
                                  Article XIV
          The fiscal year of the Company shall be the calendar year.
                            DISPOSITION OF ASSETS
                                  Article XV
   Notwithstanding any provision of Article XII, any sale or other disposition of all or substantially all of the assets of the Company, whether for cash, property, stock or other securities of another company, or for any other consideration, shall be made only pursuant to a resolution duly adopted at a general meeting of shareholders by the holder or holders of at least a majority of the shares of the Company at the time outstanding and entitled to vote, the notice of which meeting shall have specified the terms of such proposed sale or other disposition; provided, however, the foregoing shall not apply to any reorganization or rearrangement of the Company, or of any of its subsidiaries or of any of its assets in any transaction whereby there shall be no diminution of the beneficial interest of the shareholders of the Company in such assets.



                                  APPENDIX A

                                  DISSOLUTION
                                  Article XVI
   Notwithstanding any provision of Article XII, any resolution providing for the dissolution, liquidation or winding up of the Company shall be valid only if duly adopted at a general meeting of shareholders by the holder or holders of at least a majority of the shares of the Company at the time outstanding and entitled to vote, the notice of which meeting shall have specified the nature of any such resolution to be voted upon at such meeting.

                    ACTION BY SHAREHOLDERS WITHOUT MEETING
                                 Article XVII
   1. Notwithstanding any provision of Article XII, XV, XVI or XVIII, any action which by law or by this Deed of Incorporation is required or permitted to be taken at a general meeting of shareholders may be taken without a meeting if taken by the written consent of the holder or holders of at least the absolute majority of the shares of the Company outstanding and entitled to vote. Each shareholder may evidence his consent by separate instrument which may be executed by himself or on his behalf by a duly appointed proxy. Written notice of any action proposed to be taken under this Article XVII shall be mailed to each shareholder at his address appearing in the share register, such notice to designate the date on or before which such written consent must be received by the Secretary of the Company in order to be counted. Any shareholder may revoke his consent by instrument received by the Secretary of the Company on or before the date so designated, or before written consents from the holders of the absolute majority of the shares outstanding and entitled to vote have been received by the Secretary of the Company, whichever first occurs, and not thereafter.
   2. For the purpose of determining who is a holder of a share outstanding and entitled to vote as referred to in Section 1 of this Article XVII, and who is consequently entitled to notice and to give written consent to any action proposed to be taken under this Article XVII, the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period not to exceed fifty (50) days. Such books shall be closed for at least ten (10) days immediately preceding the date on or before which written consents must be received by the Secretary of the Company in order to be counted. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty (50) days nor less than ten (10) days prior to the date on or before which written consents must be received by the Secretary of the Company in order to be counted. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders, the date on which notice of the action proposed to be taken hereunder is mailed shall be the record date for such determination of shareholders.



                                  Appendix A

                                  AMENDMENTS
                                 Article XVIII
   1. Notwithstanding any provision of Article XII, this Deed of Incorporation may be amended only pursuant to a resolution duly adopted at a general meeting of shareholders by the holder or holders of at least a majority of the shares of the Company at the time outstanding and entitled to vote, the notice of which meeting shall have set forth the exact text of the proposed amendment or amendments or shall have stated that a copy of such text has been deposited at the office of the Company in Curacao for inspection by the shareholders of the Company, and will remain available for inspection until the conclusion of said meeting.
   2. Any amendment to this Deed of Incorporation which would increase or decrease the authorized shares of Preferred Stock or par value thereof, or the number of shares of any series thereof, or which would alter or change the powers, preferences or any special rights of the shares of the Preferred Stock, or of any series thereof, so as to affect them adversely, shall require the approval of the holders of a majority of the shares of the Preferred Stock, or of such series, as the case may be.



          I, Mrs. EYDA ELISABETH BUTOT nee BOOMGAART, a sworn translator, residing in Curacao, knowing the Dutch and English languages, do hereby certify that the foregoing is a true translation of the articles of incorporation of the limited liability company:
          SCHLUMBERGER N.V.
established in Curacao.
          IN WITNESS WHEREOF, I have set my hand hereunto and affixed my official seal of office on this fifth day of May nineteen hundred and ninety-seven.

                                                             [SEAL APPEARS HERE]


                                  Appendix A